Exhibit (a)(1)(iii)
Notice of Guaranteed Delivery for Put Right for
Dreyer’s Grand Ice Cream Holdings, Inc.
Class A Callable Puttable Common Stock
          Under Section (c)(ii) of Article Fifth of the Restated Certificate of Incorporation (the “Restated Certificate”) of Dreyer’s Grand Ice Cream Holdings, Inc., a Delaware corporation (“Dreyer’s”), holders of Dreyer’s Class A Callable Puttable Common Stock (the “Class A Shares”) have the option to require Dreyer’s to purchase any or all of their Class A Shares (the “Put Right”), subject to the terms and conditions of the Restated Certificate, during two periods, the first of which is December 1, 2005 to January 13, 2006 (the “First Put Period”). The purchase price per Class A Share is $83.10 (the “Purchase Price”).
          This form (this “Notice of Guaranteed Delivery”), must be used to exercise the Put Right if a holder of Class A Shares cannot deliver the certificates evidencing such Class A Shares (the “Share Certificates”) to Mellon Investor Services LLC, in its capacity as the depositary agent (the “Depositary Agent”) at or prior to 5:00 p.m. New York City time, on Friday, January 13, 2006, or such later date as may be publicly announced by Dreyer’s in order to comply with United States federal securities laws (the “Expiration Time”). In such case, this form, together with a properly completed Letter of Transmittal, must be delivered by hand or sent by facsimile transmission or mail to the Depositary Agent, and must be received by the Depositary Agent, prior to the Expiration Time.
The address and facsimile numbers of the Depositary Agent are:

Mellon Investor Services

A Mellon Financial CompanySM

By Mail: Mellon Investors Services LLC Attention: Reorganization Dept. P.O. Box 3301 South Hackensack, NJ 07606	By Overnight Courier: Mellon Investors Services LLC Attn: Reorganization Dept. Mail Drop – Reorg 480 Washington Blvd. Jersey City, NJ 07032	By Hand: Mellon Investors Services LLC Attention: Reorganization Dept. 120 Broadway, 13th Floor New York, NY 10271

Facsimile Transmission: (Eligible Institutions Only) (201) 296-4293	To confirm receipt of facsimile only: (201) 296-4860
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET
FORTH ABOVE OR TRANSMISSION VIA A FACSIMILE MACHINE OTHER THAN AS SET
FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:
          The undersigned hereby represents that he or she is the holder of certificates representing                        Class A Shares and that such certificates cannot be delivered to the Depositary Agent at or before the Expiration Time. Upon the terms and subject to the conditions set forth in the Notice of Put Right, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Put Right with respect to                        of such Class A Shares. The undersigned understands that a properly completed Letter of Transmittal for such Class A Shares must be received by Mellon Investor Services prior to the Expiration Time.
          Name of Holder:

          All authority conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall not be affected by, and shall survive, the death or incapacity of the undersigned, and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, executors, administrators, trustees in bankruptcy, personal and legal representatives, successors and assigns of the undersigned.
PLEASE SIGN AND COMPLETE

Signature:
		Address	Telephone Number

Name:
	Print or Type	City, State and Zip Code	Telephone Number

	Certificate No(s) (If Available)	Certificate No(s) (If Available)	Certificate No(s) (If Available)

	Certificate No(s) (If Available)	Certificate No(s) (If Available)	Certificate No(s) (If Available)

Guarantee of Delivery
(Not to be Used for Certificate Signature Guarantee)
          The undersigned, a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or another “Eligible Guarantor Institution” as defined in Rule 17A(d)-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that within three business days from the date of receipt by the Depositary Agent of this Notice of Guaranteed Delivery, the undersigned will deliver to the Depositary Agent the certificates representing the Class A Shares being exercised hereby, with any required signature guarantees and any other required documents.

Name of Firm	Authorized Signature	Date

Address	Name (Print or Type)	Telephone Number

City, State and Zip Code	Title
The institution which completes this form must communicate the guarantee to the Depositary Agent and must deliver the Share Certificates to the Depositary Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

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